EXHIBIT 21

SUBSIDIARIES OF NORTHERN STATES FINANCIAL CORPORATION

Bank of Waukegan
1601 N. Lewis Avenue
Waukegan, Illinois 60085

State of Incorporation — Illinois

A Wholly-Owned Subsidiary of
Northern States Financial Corporation

Northern States Community Development Corporation
1601 N. Lewis Avenue
Waukegan, Illinois 60085

State of Incorporation — Illinois

A Wholly-Owned Subsidiary of
Bank of Waukegan

First State Bank of Round Lake
1777 N. Cedar Lake Road
Round Lake Beach, Illinois 60073

State of Incorporation — Illinois

A Wholly-Owned Subsidiary of
Northern States Financial Corporation